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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES

                                                             NAMES UNDER WHICH SUBSIDIARY
NAME OF SUBSIDIARY              STATE OF INCORPORATION       DOES BUSINESS
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
CTI Securities Corporation      Massachusetts                CTI Securities Corporation